Exhibit(3)(ii)
                       BY-LAWS
                         OF
                 GRAHAM CORPORATION(1)
              (a Delaware Corporation)

                      ARTICLE 1

                     DEFINITIONS


          As  used in these By-Laws, unless the
context otherwise requires, the term:

     1.1  "Board"   means   the  board  of
directors   of   the
          Corporation.
     1.2   "By-laws"  means these by-laws of the
Corporation,  as
amended from time to time.

     1.3   "Certificate  of  Incorporation"  means
the  original
certificate of incorporation of the Corporation filed on March 7, 1983 to form the Corporation, as amended, supplemented or restated by certificates of amendment, merger or consolidation or other certificates or instruments filed or issued under any statute from time to time after the aforesaid date of filing of such original certificate.

     1.4  "Corporation" means GRAHAM CORPORATION.

     1.5  "Directors" means the directors of the
Corporation.

     1.6 "Principal Office of the Corporation" means the principal office of the Corporation located at 20 Florence Avenue, Batavia, New York 14020.

     1.7 "Plurality Vote" means the greater number of votes cast for one nominee for an office than the votes cast for any other nominee for the same office.

     1.8  "Shareholders"   means   the   shareholders
of    the
          Corporation.



-------------------------
       (1) As amended on February 22, 1996, May 28, 1998,
October 31, 2002 and July 22, 2003

                           ARTICLE 2

                            OFFICES


     2.1   Principal Office. In addition to the
principal office, the Corporation may have offices and places of business at such other places, within or without the State of Delaware, as the Board may from time to time determine.


                          ARTICLE 3

                        SHAREHOLDERS

     3.1 Place of Meetings. Every meeting of the shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware as may be fixed from time to time, by the Board, which place shall be specified in the notice or waiver of notice thereof.

     3.2   Annual  Meeting for Election of Directors.
The annual meeting of shareholders for the election of directors and the transaction of other business shall be held on the first Wednesday in May of each year at 12 o'clock noon (or at such other hour as may be designated in the notice of meeting), or, if the foregoing date falls on a legal holiday, on the first business day thereafter which is not a Saturday, Sunday or legal holiday, unless a different date and time be fixed, from time to time, by the Board.

     3.3   Special  Meetings.  A special meeting of
shareholders unless otherwise prescribed by statute,
may be called at any time by  the  Chairman of the
Board or the President or in the absence or  disability
of the Chairman of the Board and the  President  a meeting
of shareholders may be called by the Secretary, and
shall be  called  by the Secretary on the written
request of  at  least seventy-five  percent  (75%)
of  the  Directors,  which  written request shall
state the purpose or purposes of such meeting.  At
a   special  meeting  of  shareholders,  no  business
shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

     3.4  Fixing Record Date.  For the purpose of
determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining shareholders for any purpose, other than those specified in clauses (i) and (ii) hereof, shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination has been made of shareholders entitled to notice of or to vote at a meeting of shareholders as herein provided, such determination shall apply to any adjournment of such meeting, unless the Board fixes a new record date for the adjourned meeting.

     3.5   Notice of Meetings of Shareholders.
Whenever under any provision of law or the Certificate of Incorporation or these By-Laws, shareholders are required or permitted to take any action at a meeting, the notice of that meeting shall state the place, date and hour of the meeting and unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any annual or special meeting of shareholders shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of such meeting to each shareholder entitled to vote thereat. If mailed, such notices shall be deemed to be given when deposited in the United States Mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notice to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than thirty (30) days or if, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record who is entitled to vote at the meeting.

     3.6 Waiver of Notice. Notice of meeting need not be given to any shareholder who signs a waiver of notice, whether before or after the meeting.
The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by him, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.7   List of Shareholders at Meetings.  The
officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     3.8   Quorum of Shareholders.  Except as
otherwise  provided in  these  By-Laws  or in the
Certificate of  Incorporation,  the holders  of
record of a majority of the shares entitled  to  vote
thereat  shall  constitute a quorum at a meeting of
shareholders for  the  transaction  of  any business,
provided  that  when  a specified item of business is
required to be voted on by a  class or  series,
voting as a class, the holders of a majority  of  the
shares of such class or series shall constitute a
quorum for  the transaction of such specified item of
business. When a quorum  is once present  to
organize a meeting, it is not  broken  by  the
subsequent   withdrawal  of  any  shareholder.  The
shareholders present may adjourn the meeting despite the absence of a quorum.

     3.9   Organization.   At every meeting of the
shareholders, the Chairman of the Board, or an individual appointed by him, who may be, but does not have to be, an officer of the Corporation, shall act as Chairman of the meeting. The Secretary of the Corporation, or in his absence one of the Assistant Secretaries of the Corporation, shall act as Secretary of the meeting.

     3.10  Order of Business.  The Chairman of the
meeting  shall conduct  all meetings of the
shareholders in accordance with  the best interests
of the Corporation.  The order of business at  all
such  meetings  shall  be as determined by the
Chairman  of  the meeting.   The  Chairman of the meeting
shall have the authority and discretion to establish reasonable procedural rules for the conduct of the meeting, including regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The Chairman of the meeting shall also have the authority to adjourn the meeting from time to time and place to place as he or she may deem necessary and in the best interests of the Corporation.

     3.11  Inspectors of Election.  The Board, in
advance of  any shareholders' meeting, may appoint
one or more inspectors to  act at  the meeting or any
adjournment thereof. If inspectors are not so
appointed,  the  person presiding at a shareholders'
meeting may,    and  on  the  request of any
shareholder entitled  to  vote thereat shall, appoint
inspectors. If appointed on the request of one  or
more shareholders, the holders of a majority  of  shares
present  and entitled to vote thereat shall determine
the  number of inspectors to be appointed. In case
any person appointed fails to  appear or act, the
vacancy may be filled by appointment  made by  the
Board in advance of the meeting or at the meeting by
the person  presiding thereat. Each inspector, before
entering  upon the  discharge  of  his  duties  shall
take  and  sign  an  oath faithfully  to  execute the
duties of inspector at  such  meeting with strict
impartiality  and according  to  the  best  of  his
ability.  The  inspectors shall determine the  number
of  shares outstanding, the number of shares
represented at the meeting, the existence  of  a
quorum, the validity and effect of proxies,  and
shall receive votes, ballots or consents, hear and
determine  all challenges and questions arising in
connection with the right  to vote,   count  and
tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     3.12 Voting; Proxies.  Each shareholder entitled
to vote  at any  meeting  may  vote either in person
or  by proxy.   Unless otherwise specified in the
Certificate of Incorporation or  in  a resolution,
or  resolutions,  of the  Board  providing  for  the
issuance  of preferred stock, each shareholder
entitled  to  vote shall  be  entitled to one vote
for each share of  capital  stock registered in his
or her name on the transfer books or records of the
Corporation.  Each shareholder entitled to vote may
authorize another  person or persons to act for him
or her by  proxy.  All proxies shall be in writing,
signed by the shareholder or by  his or  her duly authorized attorney-in-fact, and shall be filed with the
Secretary before being voted.  No proxy shall be
valid after three  (3)  years from the date of its
execution unless otherwise provided  in  the  proxy.
The attendance at  any  meeting  by  a shareholder
who  shall have previously given a proxy  applicable
thereto  shall  not,  as such, have the effect  of
revoking  the proxy.  The Corporation may treat any
duly executed proxy as  not revoked  and  in full
force and effect until it receives  a  duly executed
instrument revoking it, or a duly executed proxy
bearing a  later  date.  If ownership of a share of
voting stock  of  the Corporation  stands in the name
of two or more  persons,  in  the absence of written
directions to the Corporation to the contrary, any
one or more of such shareholders may cast all votes
to which such  ownership  is  entitled.  If an
attempt  is  made  to  cast conflicting votes by the
several persons in whose names shares of stock
stand,  the  vote  or votes to  which  those  persons
are entitled shall be cast as directed by a majority
of those holding such  stock  and  present at such
meeting.  If  such  conflicting votes are evenly
split on any particular matter, each faction may vote
the  securities in question proportionally, or  any
person voting  the  shares, or a beneficiary, if any,
may apply  to  the Court of Chancery or such other
court as may have jurisdiction to appoint  an
additional person to act with the persons  so  voting
the shares, which shall then be voted as determined
by a majority of  such  persons and the person
appointed by the Court.   Except for  the  election
of directors or as otherwise provided by  law,
the Certificate of Incorporation or these Bylaws, at
all meetings of shareholders, all matters shall be
determined by a vote of the holders of a majority of
the number of votes eligible to be  cast by  the
holders of the outstanding shares of capital stock of
the Corporation  present  and  entitled to vote
thereat.   Directors shall,  except as otherwise
required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election.

     3.13  Written Consent of Shareholders.  Any
action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     3.14 Procedure for Nominations. Subject to the provisions hereof, the Nominating Committee of the
Board shall select nominees for election as directors. Except in the case of a nominee substituted as a  result  of  the  death,  incapacity, withdrawal
or other inability to serve of a nominee, the Nominating Committee shall deliver written nominations  to  the Secretary  at  least sixty (60)
days prior to  the  date  of  the annual  meeting.
Provided the Nominating Committee  makes  such
nominations,  no nominations for directors except
those  made  by the  Nominating  Committee  shall be
voted  upon  at  the  annual meeting  of shareholders
unless other nominations by shareholders are made in accordance with the provisions of this Section 3.14. Nominations of individuals for election to the Board at an annual meeting of shareholders may be made by
any shareholder of  record of the Corporation
entitled to vote for the election of directors at
such  meeting who provides timely notice in  writing
to  the Secretary  as  set forth in this Section
3.14.  To be  timely,  a shareholder's  notice must
be delivered to  or  received  by  the Secretary  not
later than the following dates:  (i) with  respect to
an  election of directors to be held at an annual
meeting  of shareholders, sixty (60) days in advance
of such meeting if  such meeting  is to be held on a
day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if
such meeting is to  be  held  on or after the
anniversary of the previous  year's annual  meeting;
and (ii) with respect to an election to be  held at
an  annual meeting of shareholders held at a time
other  than within  the  time periods set forth in
the immediately  preceding clause  (i),  or  at  a
special meeting of shareholders for the election of directors, the close of business on the tenth (10th)
day  following the date on which notice of such
meeting is  first given to shareholders.  For
purposes of this Section 3.14, notice shall be deemed
to first be given to shareholders when disclosure of
such date of the meeting of shareholders is first
made  in  a press  release  reported to Dow Jones
News  Services,  Associated Press  or  comparable
national news service,  or  in a  document publicly
filed  by  the  Corporation with  the  Securities
and Exchange  Commission pursuant to Section 13, 14
or 15(d)  of  the Securities  Exchange Act of 1934,
as amended.  Such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person,  (ii)  the  principal occupation or
employment  of  such person,  (iii)  such  person's
written  consent  to  serve  as  a director,  if
elected, and (iv) such other information  regarding
each nominee proposed by such shareholder as would be
required to be  included  in a proxy statement filed
pursuant  to  the  proxy rules  of the Securities and
Exchange Commission (whether or  not the Corporation
is then subject to such rules); and (b) as to the
shareholder  giving the notice (i) the name and
address  of  such shareholder  as  they  appear on
the books  and  records  of  the Corporation,  (ii)
the  class  and  number  of  shares  of the
Corporation which are owned of record by such
shareholder and the dates  upon which he or she
acquired such shares, (iii) a descrip tion of all
arrangements  or  understandings  between the
shareholder  and nominee and any other person or
persons  (naming such person or persons) pursuant to
which the nominations are  to be  made by the
shareholder, and (iv) the identification  of  any
person   employed,  retained,  or  to  be
compensated   by the shareholder submitting the
nomination or by the person nominated, or  any  person
acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in  the election of such director, and a brief
description of the terms of   such   employment,
retainer  or arrangement for compensation.  At the request
of the Board, any person nominated by the Nominating Committee for election as a director shall furnish to the Secretary that information required to be set forth  in a shareholder's notice of nomination which
pertains  to the  nominee  together  with the
required  written  consent.   No person  shall be
elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.14.

   The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

     3.15  Substitution of Nominees.  In the event
that a   person is  validly  designated as a nominee
in accordance with Section 3.14 of this Article III and shall thereafter become unwilling or unable to stand for election to the Board, the Nominating Committee may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 3.14 of this Article III had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

     3.16  New Business.  Any new business to be
taken up at  the annual  meeting at the request of the
Chairman of the Board,  the President or  by  resolution
of at least  three-fourths  of  the
entire  Board  shall  be stated in writing  and
filed  with  the Secretary at  least fifteen
(15) days before  the  date  of  the
annual  meeting, and all business so stated, proposed
and  filed shall  be considered  at  the
annual  meeting,  but,  except  as provided  in this Section
3.16, no other proposal shall be  acted
upon  at  the  annual  meeting.   Any  proposal
offered by any shareholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before  the meeting  such  proposal
shall not be acted upon at  the  meeting. For a
proposal to be properly brought before an annual
meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary. To  be  timely,  a shareholder's
notice must be delivered to  or
received  by  the  Secretary not later than the
following  dates:
(i) with respect to an annual meeting of
shareholders, sixty (60) days in advance of such
meeting if such meeting is to be held  on a day which is within thirty (30) days preceding the anniversary
of  the  previous year's annual meeting, or ninety
(90)  days  in advance of such meeting if such
meeting is to be held on or after the  anniversary of
the previous year's annual meeting; and  (ii) with
respect to an annual meeting of shareholders held at
a time other  than  within the time periods set forth
in the immediately preceding clause (i), the
close of business on the tenth (10th)
day  following the date on which notice of such
meeting is  first given to shareholders.  For
purposes of this Section 3.16, notice shall be deemed
to first be given to shareholders when disclosure of
such date of the meeting of shareholders is first
made  in  a press  release  reported to Dow Jones
News  Services,  Associated Press  or comparable national
news service,  or  in  a  document
publicly  filed  by  the  Corporation  with  the
Securities  and Exchange  Commission pursuant to Section
13, 14 or 15(d)  of  the Securities  Exchange  Act of 1934,
as amended.   A shareholder's notice  to  the  Secretary shall set
forth as to the  matter  the shareholder  proposes to
bring before the annual  meeting (a)  a
brief  description of the proposal desired to be
brought before the annual meeting; (b) the name and address of the shareholder proposing such business as they appear on the books and  records
of  the  Corporation; (c) the class and number of
shares  of  the Corporation which are owned of record by the shareholder and  the dates  upon  which  he  or  she
acquired  such  shares;  (d)  the identification  of
any  person  employed,  retained,  or  to  be
compensated  by the shareholder submitting the
proposal,  or  any person  acting  on  his or her
behalf, to make  solicitations  or recommendations to
shareholders for the purpose of  assisting  in the
passage  of  such proposal, and a brief description
of  the terms   of such   employment,
retainer  or arrangement   for
compensation; (e) any material interest of the
shareholder in the business proposed; and (f) such
other information regarding  such proposal as would
be required to be included in a proxy statement filed
pursuant to the proxy rules of the Securities and
Exchange Commission  or  required  to  be  delivered
to  the  Corporation pursuant  to  the  proxy  rules
of the  Securities  and  Exchange Commission
(whether or not the Corporation is  then  subject  to
such  rules).  This provision shall not prevent the
consideration and  approval or disapproval at an
annual meeting of  reports  of officers, directors
and committees of the Board or the management
of  the Corporation, but in connection with such
reports, no  new business shall be acted upon at such
annual meeting unless stated and   filed  as  herein
provided.   This  provision  shall              not
constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder's proposal from the Corporation's proxy materials.

          The  Chairman  of  the  meeting  shall,  if
the  facts warrant,  determine  and  declare to the
meeting  that  any  new business   was  not  properly
brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.


                      ARTICLE 4

                      DIRECTORS

     4.1   General  Powers.   The business  and
affairs  of  the Corporation  shall be managed by or
under the  direction  of  its Board.  The  Board  may
adopt such rules  and  regulations,  not inconsistent
with  applicable laws  or  the   Certificate of
Incorporation or these By-Laws as it may deem proper for the conduct of its meetings and the management of the Corporation.

     4.2  Number; Qualification; Terms of Office.
The number  of directors  constituting the entire
Board shall not be  less  than three  (3)  nor  more
than twelve (12). Within  said  limits  the number
of  directors  shall  be  fixed  from  time  to  time
by resolution  adopted  by  a  majority  of  the
entire  Board of Directors. Each director shall be at
least 21 years of age and no director  joining  the Board
after October 30, 2002  shall  serve beyond his or her
seventy-fifth birthday; provided, however, that any
person  serving on the Board on October 30,  2002
shall be eligible for reelection to consecutive additional terms as a director beyond attaining the age of seventy-five.

     Except as otherwise provided by law or by these By-Laws the directors shall be elected at the annual meeting of the shareholders in each year.
The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year;
i.e., as to  the Corporation's  First  Board  of Directors;
at the 1983 annual meeting of shareholders, for directors of the first class; at the 1984 annual meeting, for directors of the second class; and at the 1985 annual meeting, for directors of the third class.
     At each annual meeting of the shareholders successors to the directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.
     The foregoing notwithstanding, each director shall serve until his successor has been elected and qualified, or until his earlier resignation, disqualification or removal.

     4.3    Election.   Directors  shall,  except  as
otherwise provided by applicable laws, be elected at the annual meeting of shareholders by a plurality vote of the holders of shares entitled to vote in the election.

     4.4 Organization. Meetings of the Board shall be presided over by the Chairman of the Board or such other director or officer as the Chairman of the Board shall designate, and in the absence or incapacity of the Chairman of the Board, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board (which length of service shall include length of service on the Board of Directors of Graham Manufacturing Co., Inc. and any predecessors thereto). The Secretary or, in his absence, a person appointed by the Chairman of the Board (or other presiding person), shall act as secretary of the meeting.
The Chairman of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the Chairman of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at any such meeting.

     4.5 Place of Meeting, etc. The Board may hold its meetings within or without the State of Delaware at such places as the Board may from time to time by resolution determine or (unless contrary to resolution of the Board) at such place as shall be specified in the notice of the meeting.

     4.6    Annual  Meeting.   After  each  annual
election    of directors,  the Board may meet, without
notice of such meeting, for the purposes of election of officers, and the transaction of other business, on the day when and at the place where such annual election is held, and as soon as practicable after such annual election. Such annual meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof.

     4.7  Regular Meetings.  Regular meetings of the
Board may be held at such times and places as may be fixed from time to time by the Board; and, unless required by the Board, notice of any such meeting need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting, which would otherwise be held on that day, shall be held at the same hour at such place on the next succeeding business day which is not a Saturday or Sunday.

     4.8  Special Meetings.  Special meetings of the
Board may be called for any purpose at any time by or at the request of the Chairman of the Board or the President. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least seventy-five percent (75%) of the directors then in office. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these By-laws and may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

     4.9   Waivers  of  Notice of Meetings. Except
as otherwise provided in this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days notice of meetings shall be given if given in writing and delivered by courier or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     4.10  Telephonic Meetings.  Any one or more
members  of  the Board  or  any Committee thereof may
participate in a meeting  of the  Board or such
Committee by means of conference telephone  or
similar    communication   equipment   allowing
all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

     4.11 Quorum and Manner of Acting. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board in all transactions, except those in which a greater vote is required by law, by the Certificate of Incorporation, or by the By-laws, and in such transactions the vote of such greater number of directors shall be the act of the Board.
in the absence of a quorum a majority of the directors present may adjourn any meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     4.12  Resignations.  Any directors of  the
Corporation may resign at any time by written notification addressed to the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     4.13  Removal of Directors. Any or all of the
directors may be removed at any time but only for cause by the shareholders at any meeting of shareholders, called for the purpose, by the affirmative vote of 75% of the shares of the Corporation entitled to vote and, if a corporation, person or other entity owns more than 50% of the shares of the Corporation entitled to vote, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote and not owned by the majority shareholder.

     4.14  Vacancies.   To the extent not
inconsistent  with  the Certificate  of
Incorporation and  subject  to  the  limitations
prescribed  by law and the rights of holders of
Preferred  Stock, vacancies in the office of
director, including vacancies  created by  newly
created directorships resulting from an increase in
the number of directors, shall be filled only by a
vote of a majority of the directors then holding
office, whether or not a quorum, at any  regular  or
special meeting of the Board  called  for  that
purpose.  Subject to the rights of holders of
Preferred Stock, no person  shall  be so elected a
director unless nominated  by  the Nominating
Committee.   Subject to  the  rights  of  holders  of
Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

     4.15  Compensation. Each director, in
consideration  of  his serving as  such,  shall  be
entitled  to  receive  from the Corporation  such
reasonable amount per annum or such reasonable fees
for attendance at directors' meetings, or both, as the
Board shall  from  time to time determine, together with
reimbursement for  the reasonable expenses incurred by
him in connection with the performance of his duties.
Each director who shall serve as a member of the Executive
Committee, if any, or any other committee of  the Board, in
consideration of his serving as such, shall  be
entitled  to  such additional amount per annum or
such  fees  for attendance  at  committee meetings,
or both, as the  Board  shall from  time  to time
determine. Nothing in this section  contained shall
preclude any director from serving the Corporation or
its subsidiaries   in   any  other  capacity  and
receiving   proper compensation therefor.

     4.16 Board Action Without a Meeting. Whenever any action is required or permitted to be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adopting of a resolution authorizing the action and the resolution and the written consents thereto by the members of the Board or committee are filed with the minutes of the proceedings of the Board or committee.

                      ARTICLE 5

                     COMMITTEES

     5.1  How Constituted and Powers. By resolution
adopted by  a majority  of  the entire Board, the
directors may designate  from their  number three or
more directors to constitute an  Executive Committee
and  other  committees  other  than  the   Nominating
Committee, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law.

     5.2   Nominating  Committee.  By resolution
adopted  by  at least  seventy-five  percent  (75%)
of the entire Board, the directors shall designate from their number at least three (3) but no more than five (5) directors, to constitute a Nominating Committee. No member of the Nominating
Committee shall  vote  on his or her own nomination.
The Nominating Committee shall review qualifications of and interview candidates for the Board and shall make nominations for election of board members in accordance with the provisions of these Bylaws. A quorum shall consist of at least one-third of the members of the Committee, and in no event less than two (2) members of the Committee. The Board may remove a member of the Nominating Committee from the Committee, with or without cause, only by a vote of at least seventy-five per cent (75%) of the entire Board at any regular or special meeting of the Board called for that purpose, provided that no ex-officio member of the Committee may be removed from the Committee as long as such member remains a director of the Corporation.

                      ARTICLE 6

                      OFFICERS

     6.1  Officers. The Board shall, as soon as
practicable after the annual meeting of shareholders in each year elect a Chairman of the Board, a President, a Treasurer and a Secretary, each to have such functions or duties as are provided in these By-laws or as the Board may from time to time determine and each to hold office for the term for which he is elected and until his successor shall have been duly chosen and shall qualify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. No officer need be a director. The Board may, from time to time, appoint other officers or assistant officers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board may from time to time determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     6.2   Removal  of Officers. Except for the
Chairman  of  the Board,  the Chief Executive Officer
or the President, any officer may  be  removed  at
any regular meeting of the  Board  with  or without
cause by an affirmative vote of a majority of the
entire Board.  The Board may remove the Chairman of
the Board, the Chief Executive  Officer or the
President at any time, with or  without cause,  only
by a vote of seventy-five percent (75%) of the  non
officer  directors then holding office at any regular
or  special meeting  of  the Board called for that
purpose.   Removal  of  an officer,  however
effected, shall be without prejudice to his contract rights, if any. Appointment or election of an officer shall not of itself create contract rights.

     6.3 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board at any regular or special meeting provided notice of such intent is given.

     6.4   Compensation.  Salaries or other
compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

     6.5   Chairman of the Board. The Chairman of the
Board shall preside at all meetings of the shareholders and at all meetings of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board.

     6.6 President. The President shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. He may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for shares of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by any duly authorized committee of directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors. The President shall hire, appoint, discharge and fix the compensation of all employees, agents and representatives of the Corporation, other than the duly elected or appointed officers, subject to the general supervision of the Board.

     6.7   Vice Presidents.  At the request of the
President, or in his absence or disability, at the request of the Board, the Vice Presidents in the order determined by the Board shall perform all the duties of the President and so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may also, with the Treasurer or the Secretary or an Assistant
Treasurer or an Assistant  Secretary,
sign  certificates for shares of the Corporation;
may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or by any duly authorized committee of directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by any duly authorized committee of directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed;
and shall perform such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors or by the President.

     6.8   Treasurer.  The Treasurer shall, if
required,  by  the Board,  give a bond for the faithful
discharge of his duties,  in such sum and with such
sureties as the Board shall determine.  He shall  have
charge and custody of, and be responsible  for,  all funds,
securities and notes of the Corporation; receive and
give receipts  for moneys due and payable to the
Corporation from  any sources  whatsoever; deposit
all such moneys in the name  of  the Corporation  in
such banks, trust companies or other depositaries as
shall    be selected in accordance with these By-
laws; against proper vouchers cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provision of these By-laws, and be responsible for the accuracy of the amounts of all money so disbursed;
regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President, the Board or any duly authorized committee of directors, whenever the President, the Board or any duly authorized committee of directors, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors of the Corporation, upon application at the office of the Corporation where such books and records are kept; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors or by the President; and he may sign with the President or a Vice President certificates for stock of the Corporation.
     6.9 The Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or any of the Vice Presidents, sign certificates for shares of the Corporation; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for shares of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors or by the President.

     6.10  Assistant  Treasurers and Assistant
Secretaries. The Assistant Treasurers shall, respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall require. Assistant
Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to each of them by the Treasurer and by the Secretary, respectively, or by the Board or by any duly authorized committee of directors or by the President. Assistant
Treasurers and Assistant Secretaries may, with the President or a Vice President, sign certificates for stock of the Corporation.

                      ARTICLE 7

         CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     7.1 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any duly authorized committee of directors.

     7.2   Deposits.  The funds of the Corporation
not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board or any duly authorized committee of directors may select or as may be selected by an officer or officers, agent or agents, of the Corporation to whom such power may from time to time be delegated by the Board or any duly authorized committee of directors.

                      ARTICLE 8

                 STOCK AND DIVIDENDS


     8.1 Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer
Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer
Agents  and Registrars.

     8.2   Registration and Transfer of Shares.
Subject  to  the provisions of   the
Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes.
Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

     8.3  Lost, Destroyed, Stolen and Mutilated
Certificates. The Board may direct that a new certificate be issued in place of any certificate theretofore issued claimed to have been lost or destroyed, provided it has received proof satisfactory to it by affidavit or otherwise of the facts surrounding the loss or destruction of the certificate and the ownership thereof at the time of such loss or destruction. As a condition precedent to the issuance of a new certificate, the Board may also require the alleged owner to advertise the fact of the loss or destruction in a newspaper chosen by the Board and/or furnish to the Corporation a surety bond in form and amount satisfactory to it indemnifying the Corporation and its directors and officers from all claims and expenses with respect to the certificate claimed to have been lost or destroyed and the duplicate certificate issued in place thereof.

     8.4 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and the law of the State of Delaware, the Board (i) may declare dividends on the shares of the Corporation in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable, (ii) may use and apply, in its discretion, any of the surplus of the Corporation or the net profits arising from its business in purchasing or acquiring any of the shares of stock of the Corporation or of purchase warrants therefor in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and (iii) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion may think proper, as a reserve fund to meet contingencies, or equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interest of the Corporation.

     8.5   Holder  of Record.  Subject to the
provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
                      ARTICLE 9

                   FORM OF RECORDS

     Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The
Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.


                     ARTICLE 10

                        SEAL

     The Board shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year of its incorporation, 1983.




                     ARTICLE 11

                     FISCAL YEAR

     The Fiscal Year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.

                     ARTICLE 12

                VOTING OF STOCK HELD

     Unless  otherwise provided by resolution of the

Board,  the President  may,  from  time  to  time,
appoint  an  attorney  or attorneys  or  agent  or
agents of this  Corporation,  including himself, in
the name and on behalf of the Corporation to cast the
votes  which  the  Corporation may  be  entitled  to
cast  as  a stockholder or otherwise in any other
corporation, any  of  whose stock  or  securities may
be held by the Corporation, at meetings
of  the  holders of the stock or other securities of
such  other corporation, or to consent in writing to
any action by  any  such other  corporation,  and may
instruct the person  or  persons  so appointed  as to
the manner of casting such votes or giving  such
consent, and may execute or cause to be executed on
behalf of the
Corporation  and  under its corporate seal,  or
otherwise,  such written proxies, consents, waivers
or other instruments as he may deem  necessary or
proper in the premises; or the  President  may
himself  attend  any meeting of the holders  of
stock  or  other securities  of  any such other
corporation and  thereat  vote  or exercise any or
all other powers of the Corporation as the holder of
such stock or other securities of such other
corporation.
                     ARTICLE 13
                      AMENDMENT
     Except   as   otherwise  provided  by  law  or
under the Corporation's  Certificate of Incorporation,
the By-laws  of  the Corporation  may not be amended except
(a) by resolution  adopted by vote of seventy-five
percent of the entire Board of Directors, (b) by the
shareholders voting upon a proposal recommended by
the affirmative vote of 75% of the entire Board of
Directors, or  (c) by  the  affirmative vote of (i)
the holders of 75% of the shares of  the Corporation
entitled to vote and (ii) if any corporation, person,
or other entity owns more than 50% of the shares  of
the Corporation  entitled to vote, the holders of a
majority  of  the shares  of the Corporation entitled
to vote and not owned by  the majority  shareholder.
Any  amendment  made  by  the  Board  of 19
Directors  and  any proposed amendment adopted by
the  Board  of Directors for recommendation to the
Shareholders shall be adopted at  a  regular  meeting
and may be adopted only if (a)  a  notice specifying
the change or amendment shall have been  given  at  a
previous regular meeting and entered in the minutes
of the Board; (b)  a written statement describing the
change or amendment shall be  made  in  a notice
mailed to the directors of the meeting  at which
the   change   or   amendment  shall   be   acted
upon. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by the Board by a vote not less than the supermajority specified in such provision.